Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Horizon Quantum Holdings Ltd

29 Media Cir. #05-22

Singapore, 138565

We hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-8 to be filed on or about May 28, 2026 of our report dated April 14, 2026, relating to the consolidated financial statements of Horizon Quantum Holdings Pte. Ltd, incorporated by reference in the Registration Statement for the year ended December 31, 2025.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP

May 28, 2026